                                                                    EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
SonicWALL, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2000, relating to the consolidated financial statements, which appears in SonicWALL's annual report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 13, 2000 relating to the financial statement schedule, which appears in such annual report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
February 2, 2001